Exhibit 10.04

AMENDMENT TO THE VALERO ENERGY CORPORATION

ANNUAL BONUS PLAN

Recitals:

A. Valero Energy Corporation (the "Company") has heretofore adopted and placed into effect the Valero Energy Corporation Annual Bonus Plan (the "Bonus Plan").

B. The By-laws of the Company authorize the Board of Directors (the "Board") to delegate to the person acting as chief executive officer of the Company (the "Chief Executive Officer") such duties as may be deemed advisable by the Board.

C. By resolution dated May 9, 2002, the Board delegated to the Chief Executive Officer of the Company the full authority of the Board to approve and cause to be placed into effect amendments to, among other plans, the Bonus Plan.

D. The Company desires to amend the Bonus Plan for compliance with certain provisions of the Internal Revenue Code of 1986, as amended, relating in particular to deferred compensation.

WITNESSETH:

The undersigned, William R. Klesse, Chief Executive Officer of the Company, acting pursuant to the authority set forth above, and having determined that this Amendment is desirable and in the best interests of the Company, hereby amends the Bonus Plan as follows:

1. Section 4.6 is hereby amended by replacing the first sentence thereof with the following:

"The Committee will normally authorize the payment of bonus awards within two and one-half months (75 days) after the close of the Plan Year."

2. Article 7 is hereby amended by adding a new Section 7.5 to read in its entirety as follows:

Notwithstanding anything in this Plan to the contrary, if any Plan provision or bonus award under the Plan would result in the imposition of an applicable tax under Section 409A of the Internal Revenue Code of 1986, as amended, and related regulations and Treasury pronouncements ("Section 409A"), that Plan provision or bonus award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an award.

3. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Bonus Plan.

4. As amended hereby, the Bonus Plan shall continue in full force and effect, and the Secretary or any Assistant Secretary of the Company shall incorporate the foregoing amendments and all prior amendments, together with such conforming changes and corrections as he or she may determine to be necessary or appropriate, into an amended and restated Bonus Plan document, which shall thereupon constitute the official Bonus Plan document for the Bonus Plan for all purposes.

5. This Amendment shall be effective as of January 1, 2006.

In Witness Whereof, the undersigned Chief Executive Officer of the Company has executed this Amendment effective as of the date written above.

/s/ William R. Klesse

William R. Klesse

Chief Executive Officer